UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported):  August 11, 2005

                                CoolSavings, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                     000-30199                     36-4462895
---------------                 -------------              -----------------
(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)               Identification No.)
incorporation or
organization)

             360 North Michigan Ave., 19th Floor, Chicago, IL 60601
             ------------------------------------------------------
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (312) 224-5000

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

Item 1.01     Entry into a Material Definitive Agreement

      On August 5, 2005, CoolSavings, Inc. ("CoolSavings" or "we") executed a Lease Agreement effective as of August 1, 2005, by and between One North Dearborn Properties, LLC and CoolSavings, Inc. (the "1 North Dearborn Lease") to lease new office space containing approximately 49,500 square feet located at 1 North Dearborn Street, 12th Floor, Chicago, Illinois 60602 (the "New Office Space"). This 1 North Dearborn Lease is for a period of ten years and six months, commencing August 1, 2005. From the occupancy date of the New Office Space through July 30, 2006, we will pay $10.42 per rentable square foot, which reflects an approximately 50% rent abatement as an incentive to execute the 1 North Dearborn Lease. Beginning in year 2 of the 1 North Dearborn Lease, we will pay $21.17 per rentable square foot in base rent with a $.50 per rentable square foot increase each year thereafter through the expiration of the term. We anticipate moving to the New Office Space shortly after the completion of the build out of the space, which should be on or about January 15, 2006.

Item 1.02         Termination of a Material Definitive Agreement

      On August 5, 2005, CoolSavings executed that certain Fifth Amendment to Lease effective as of August 1, 2005, by and between 360 North Michigan Properties, LLC and CoolSavings, Inc. (the "Fifth Amendment to the 360 North Michigan Lease"). The Fifth Amendment to the 360 North Michigan Lease serves to terminate CoolSavings' lease at its current location, 360 North Michigan Avenue, 19th Floor, Chicago, Illinois 60601 (the "Existing Office Space") effective as of the date of occupancy at the New Office Space. The 360 North Michigan Lease was set to expire on April 30, 2010. Beginning August 1, 2005 and continuing through CoolSavings' departure from the Existing Office Space, the monthly base rent will be reduced by an amount equal to $37,800 per month. The lease termination for the Existing Office Space resulted from the landlord's desire to have CoolSavings vacate the premises to permit the building's owner to proceed with a planned condominium conversion of the 360 North Michigan building. As the New Office Space and the Existing Office Space are both owned by the same parent company, there was no early termination penalty or fee associated with the Fifth Amendment to the 360 North Michigan Lease and we were able to secure the rent abatements disclosed herein.

      The foregoing descriptions of the terms of the 1 North Dearborn Lease and the Fifth Amendment to the 360 North Michigan Lease are qualified in their entirety by reference to the full text of the 1 North Dearborn Lease and the Fifth Amendment to the 360 North Michigan Lease, each of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

                  (c)      Exhibits

                 Exhibit No.                             Description of Exhibit
                  ------------- ------------------------------------------------------------------------
                  10.1          Lease Agreement executed on August 5, 2005 and effective as of August 1,
                                2005, by and between One North Dearborn Properties, LLC and CoolSavings,
                                Inc.

                  10.2          Fifth Amendment to Lease executed on August 5, 2005 and effective as of
                                August 1, 2005, by and between 360 North Michigan Properties, LLC and
                                CoolSavings, Inc.

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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  COOLSAVINGS, INC.

                                  By:  /s/ David B. Arney
                                       ------------------------
                                       David B. Arney
                                       Chief Financial Officer

Dated:  August 11, 2005

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

                             EXHIBIT INDEX

Exhibit                                                                   Page
No.          Item                                                        Number
-------      ----                                                        ------

10.1 Lease Agreement executed on August 5, 2005 and effective as of August 1, 2005, by and between One North Dearborn Properties, LLC and CoolSavings, Inc.

10.2         Fifth Amendment to Lease executed on August 5,
             2005 and effective as of August 1, 2005, by and between 360 North Michigan Properties, LLC and CoolSavings, Inc.

                                   4